Exhibit 1.1

UnitedHealth Group Incorporated

Debt Securities

Underwriting Agreement

February 27, 2006

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

named in Schedule I to the applicable Pricing Agreement

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

From time to time UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the

Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-127610), including a base prospectus (the “Base Prospectus”), relating to the Securities. Such registration statement, including any pre-effective amendments thereto, and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called a “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement, the term “Registration Statement” includes any such Rule 462(b) Registration Statement. The Base Prospectus, together with the preliminary prospectus supplement dated February 27, 2006 relating to the Designated Securities and as used prior to the filing of the Prospectus (as defined herein), is referred to herein as the “Preliminary Prospectus.” The Base Prospectus, together with the final prospectus supplement dated the date hereof relating to the Designated Securities as first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus, any other preliminary prospectus relating to the Designated Securities or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, any other preliminary prospectus relating to the Securities, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

At or prior to 5:00 p.m. (Eastern Time) on February 27, 2006 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated February 27, 2006, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex II hereto.

3. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Registration Statement has been declared effective by the Commission under the Securities Act; and no order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission;

(b) The documents incorporated by reference in the Time of Sale Information or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Information, the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Time of Sale Information or the Prospectus as amended or supplemented relating to such Securities;

(c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the Time of Delivery as to the Prospectus as amended or supplemented in relation to the applicable Designated Securities, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Time of Sale Information or the Prospectus as amended or supplemented relating to such Securities;

(d) The Time of Sale Information, at the Time of Sale did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information;

(e) Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex II hereto and other written communications approved in writing in advance by the Representative; and each such Issuer Free Writing Prospectus has been filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus;

(f) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information with respect to the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus;

(g) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; and, since the respective dates as of which information is included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any change in the capital stock (other than (i) the issuance of Common Stock of the Company upon conversion of outstanding 3% Convertible Subordinated Debentures due 2032 of PacifiCare Health Systems LLC (“PacifiCare”), (ii) issuances of Common Stock of the Company in connection with the Company’s existing stock option and similar stock incentive plans and (iii) repurchases of Common Stock of the Company in connection with the Company’s existing share repurchase program) or long-term debt of the Company or any of its Subsidiaries (as defined below) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (as used herein, “Subsidiaries” shall mean United HealthCare Services, Inc., a Minnesota corporation, UnitedHealthcare, Inc., a Delaware corporation, Uniprise, Inc., a Delaware corporation, Ingenix, Inc., a Delaware corporation, AmeriChoice Corporation, a Delaware corporation, Golden Rule Financial Corporation, a Delaware corporation, Mid Atlantic Medical Services, LLC, a Delaware limited liability company, Oxford Health Plans LLC, a Delaware limited liability company and PacifiCare, a Delaware limited liability company, and any subsidiaries of the Company that meet the conditions for a “significant subsidiary” set forth in Rule 1-02(w) of the Commission’s Regulation S-X);

(h) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Information and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or a limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(j) The Company has an authorized capitalization as included or incorporated by reference in the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of each Subsidiary of the Company which are corporations have been duly and validly authorized and issued, are fully paid and non-assessable and (except for director’s qualifying shares and 6.5% of the outstanding shares of AmeriChoice Corporation, a Delaware corporation, which are not owned by the Company) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and the Company has been duly admitted to each of the Subsidiaries of the Company which are limited liability companies as its sole member and such membership interest is free and clear of all liens, encumbrances, equities or claims;

(k) The Securities have been duly authorized and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Senior Debt Securities Indenture, dated as of November 15, 1998, as amended by the Amendment to Indenture, dated as of November 6, 2000 (the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee”), under which they are to be issued; the Indenture has been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; this Agreement and the Pricing Agreement with respect to the applicable Designated Securities have been duly authorized, executed and delivered by the Company; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Time of Sale Information and the Prospectus as amended or supplemented with respect to such Designated Securities;

(l) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions contemplated herein and therein and in the Time of Sale Information and the Prospectus (including the issuance and sale of the Designated Securities and the use of proceeds from the sale of the Designated Securities as described in the Time of Sale Information and the Prospectus) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, filing, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, or any Pricing Agreement, or the Indenture, except filings pursuant to Rule 424(b) contemplated by Section 7(a) hereof, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m) The statements set forth in the Prospectus under the captions “Description of Debt Securities” and “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(n) Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound other than those defaults which would not individually or in the aggregate have a prospective material adverse change in, or affect the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation (or Certificate of Incorporation or Certificate of Formation, as the case may be) or By-laws (or Limited Liability Company Agreements, as the case may be);

(o) Other than as set forth in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) The Company and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls;

(r) The Company, and to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are, and have been in, material compliance with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications;

(s) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities; and

(t) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder. Arthur Andersen LLP, who has previously certified certain financial statements of the Company and its consolidated subsidiaries and previously delivered their report with respect to certain audited consolidated financial statements and schedules included in the Prospectus, were at all times during their engagement by the Company independent public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder.

4. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

5. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

6. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto, except as expressly set forth in Section 11 hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

7. The Company further agrees with each of the Underwriters of any Designated Securities:

(a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to make no further amendment or any supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which amendment or supplement is disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to any Issuer Free Writing Prospectus or the Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or any other prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, of the occurrence of any event during the Prospectus Delivery Period (as defined in Section 8(e) hereof) as a result of which any Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when any such Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading and of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities; and if any such order is issued or the Company receives notice suspending the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish written and electronic copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Time of Sale Information or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Time of Sale Information or the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Time of Sale Information or the Time of Sale Information or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to promptly notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of such amendment or supplement to the Time of Sale Information or the Prospectus which will correct such statement or omission or effect such compliance;

(d) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives; and

(g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

8. Each Underwriter hereby represents and warrants to, and agrees with the Company that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex II or prepared pursuant to Section 3(e) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”);

(b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination;

(c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex IV-1 or Annex IV-2 hereto without the consent of the Company;

(d) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act; and

(e) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period; as used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer).

9. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

10. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, and that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) of the Securities Act and each Issuer Free Writing Prospectus shall have been filed with the Commission to the extent required by Rule 433 under the Securities Act, within the applicable time period prescribed for such filings by the rules and regulations under the Securities Act and in accordance with Section 7(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceeding for that purpose pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) David J. Lubben, General Counsel for the Company, shall have furnished to the Representatives his written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(ii) The Designated Securities have been duly authorized, executed, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Designated Securities and the Indenture conform to the descriptions thereof in the Time of Sale Information and the Prospectus as amended or supplemented;

(iii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

(iv) The statements set forth in the Preliminary Prospectus and the Prospectus as amended or supplemented under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Underwriting” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries and fairly present the information called for with respect to such matters of law and documents, as the case may be;

(v) The Registration Statement, the Preliminary Prospectus, and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery for the Designated Securities (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder;

(vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with corporate power to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus and to enter into the transactions contemplated by this Agreement and the Pricing Agreement;

(vii) The Company has an authorized capitalization included or incorporated by reference in the Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(viii) The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ix) Each Subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or a limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued shares of capital stock of each such Subsidiary which are corporations have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and 6.5% of the outstanding shares of AmeriChoice Corporation, a Delaware corporation) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and the Company has been duly admitted to each of the Subsidiary of the Company which are limited liability companies as its sole member and such membership interest is free and clear of all liens, encumbrances, equities or claims;

(x) To the best of such counsel’s knowledge and other than as set forth in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xi) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and in the Time of Sale Information and the Prospectus as amended or supplemented (including the issuance and sale of the Designated Securities and the use of the proceeds from the sale of the Designated Securities as described in the Preliminary Prospectus and the Prospectus as amended or supplemented) will not, to the knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or, to the knowledge of such counsel, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(xii) No consent, approval, authorization, filing, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or the Indenture, except such as have been made or obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchases and distribution of the Designated Securities by the Representatives;

(xiii) Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation (or Certificate of Incorporation or Certificate of Formation, as the case may be) or By-laws (or Limited Liability Company Agreements, as the case may be);

(xiv) To the best of such counsel’s knowledge, there are no statutes or regulations that are required to be described in the documents incorporated by reference in the Prospectus that are not described as required;

(xv) All descriptions in the Preliminary Prospectus and the Prospectus as amended or supplemented of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the documents incorporated by reference in the Preliminary Prospectus and the Prospectus or to be filed as exhibits to the documents incorporated by reference in the Preliminary Prospectus or the Prospectus other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

(xvi) The statements set forth in the Preliminary Prospectus and the Prospectus as amended or supplemented under the captions “Risk Factors” and “Business,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries and fairly present the information called for with respect to such matters of law and documents, as the case may be;

(xvii) The documents incorporated by reference in the Preliminary Prospectus and the Prospectus as amended or supplemented prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

(xviii) The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act.

In rendering such opinion, such counsel shall also state that although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus, except for those referred to in the opinion in subsections (xv) and (xvi) of this Section 10(c), such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, the Time of Sale Information (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) as of the Time of Sale and the Prospectus as of its date as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, each of the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Time of Sale Information or the Prospectus as amended or supplemented or required to be described in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Minnesota. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent he deems proper, upon certificates of officers of the Company and certificates of public officials;

(d) At the Time of Delivery for such Designated Securities, Deloitte & Touche LLP, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries for the years ended December 31, 2004 and 2005 included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, shall have furnished to the Representatives a letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters (a draft of the form of letter to be delivered at the Time of Delivery is attached as Annex III hereto);

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information or the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information or the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Time of Sale Information and the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the capital stock (other than (a) issuances of Common Stock of the Company upon conversion of outstanding 3% Convertible Subordinated Debentures due 2032 of PacifiCare Health Systems LLC, (b) issuances of Common Stock of the Company in connection with the Company’s existing stock option and similar stock incentive plans and (c) repurchases of Common Stock of the Company in connection with the Company’s existing share repurchase program) or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus as amended or supplemented relating to the Designated Securities;

(f) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or the Company’s financial strength or claims paying ability;

(g) On or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the

Company’s securities on the New York Stock Exchange; (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States or a general moratorium on commercial banking activities declared by either Federal or New York or Minnesota State authorities; (iv) a material adverse change in the financial markets of the United States or in the international financial markets or the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis or any change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Information or the Prospectus as amended or supplemented relating to the Designated Securities; or (v) the representation in Section 3(d) is incorrect in any respect;

(h) The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of this Agreement; and

(i) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.

11. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) or an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities

through the Representatives expressly for use in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information as amended or supplemented relating to such Securities.

(b) Each Underwriter will severally indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party shall have been advised by counsel that there are actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, the indemnifying party shall not be entitled to assume the defense of such action and the indemnified party shall have the right to employ its own counsel, in which event the reasonable fees and expenses of such separate counsel, including local counsel, shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

12. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

14. If any Pricing Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 9 and 11 hereof; but, if for any other reason the Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 9 and 11 hereof.

15. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 11(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof.

Very truly yours,

UnitedHealth Group Incorporated

By:	/s/ Patrick J. Erlandson
Name:	Patrick J. Erlandson
Title:	Chief Financial Officer

J.P. Morgan Securities Inc.

Acting on behalf of themselves and the several Underwriters

By:	/s/ Robert Bottamedi
Its:	Vice President

Citigroup Global Markets Inc.

Acting on behalf of themselves and the several Underwriters

By:	/s/ Brian Bednarski
Its:	Director

ANNEX I

Pricing Agreement

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

named in Schedule I hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

February 27, 2006

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 27, 2006 (the “Underwriting Agreement”), between the Company on the one hand and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the address of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

UnitedHealth Group Incorporated

By:	/s/ Patrick J. Erlandson
Name:	Patrick J. Erlandson
Title:	Chief Financial Officer

Accepted as of the date hereof:

J.P. Morgan Securities Inc.

Acting on behalf of themselves and the several Underwriters

By:	/s/ Robert Bottamedi
Its:	Vice President

Citigroup Global Markets Inc.

Acting on behalf of themselves and the several Underwriters

By:	/s/ Brian Bednarski
Its:	Director

Annex I-2

SCHEDULE I

Underwriters	Principal Amount of 2009 Notes	Principal Amount of 2011 Notes	Principal Amount of 2016 Notes	Principal Amount of 2036 Notes
Citigroup Global Markets Inc.	$162,500,000	$187,500,000	$187,500,000	$212,500,000
J.P. Morgan Securities Inc.	$162,500,000	$187,500,000	$187,500,000	$212,500,000
Goldman, Sachs & Co.	$70,850,000	$81,750,000	$81,750,000	$92,650,000
Banc of America Securities LLC	$35,555,000	$41,025,000	$41,025,000	$46,495,000
Deutsche Bank Securities Inc.	$35,555,000	$41,025,000	$41,025,000	$46,495,000
Wachovia Capital Markets, LLC	$35,555,000	$41,025,000	$41,025,000	$46,495,000
Wells Fargo Brokerage Services, LLC	$35,555,000	$41,025,000	$41,025,000	$46,495,000
BNY Capital Markets, Inc.	$13,000,000	$15,000,000	$15,000,000	$17,000,000
KeyBanc Capital Markets, A Division of McDonald Investment Inc.	$13,000,000	$15,000,000	$15,000,000	$17,000,000
Lazard Capital Markets LLC	$13,000,000	$15,000,000	$15,000,000	$17,000,000
Lehman Brothers Inc.	$13,000,000	$15,000,000	$15,000,000	$17,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$13,000,000	$15,000,000	$15,000,000	$17,000,000
Piper Jaffray & Co.	$13,000,000	$15,000,000	$15,000,000	$17,000,000
BB&T Capital Markets, a division of Scott and Stringfellow, Inc.	$3,770,000	$4,350,000	$4,350,000	$4,930,000
Fifth Third Securities, Inc.	$3,770,000	$4,350,000	$4,350,000	$4,930,000
Greenwich Capital Markets, Inc.	$3,770,000	$4,350,000	$4,350,000	$4,930,000
LaSalle Financial Services, Inc.	$3,770,000	$4,350,000	$4,350,000	$4,930,000
Mellon Financial Markets, LLC	$3,770,000	$4,350,000	$4,350,000	$4,930,000
Morgan Keegan & Company, Inc.	$3,770,000	$4,350,000	$4,350,000	$4,930,000
NatCity Investments, Inc.	$3,770,000	$4,350,000	$4,350,000	$4,930,000
PNC Capital Markets LLC	$3,770,000	$4,350,000	$4,350,000	$4,930,000
The Williams Capital Group, L.P.	$3,770,000	$4,350,000	$4,350,000	$4,930,000

Total	$650,000,000	$750,000,000	$750,000,000	$850,000,000

Annex I-3

SCHEDULE II

Title of Designated Securities:

Floating Rate Notes Due March 2, 2009 (the “2009 Notes”)

5.250% Notes Due March 15, 2011 (the “2011 Notes”)

5.375% Notes Due March 15, 2016 (the “2016 Notes”)

5.800% Notes Due March 15, 2036 (the “2036 Notes”)

Aggregate principal amount:

$650,000,000 for the 2009 Note

$750,000,000 for the 2011 Note

$750,000,000 for the 2016 Note

$850,000,000 for the 2036 Note

Price to Public:

2009 Notes: 100% of the principal amount of the 2009 Notes, plus accrued interest, if any, from March 2, 2006.

2011 Notes: 99.840% of the principal amount of the 2011 Notes, plus accrued interest, if any, from March 2, 2006.

2016 Notes: 99.622% of the principal amount of the 2016 Notes, plus accrued interest, if any, from March 2, 2006.

2036 Notes: 99.279% of the principal amount of the 2036 Notes, plus accrued interest, if any, from March 2, 2006.

Purchase Price by Underwriters:

2009 Notes: 99.650% of the principal amount of the 2009 Notes, plus accrued interest, if any, from March 2, 2006 if settlement occurs after that date.

2011 Notes: 99.240% of the principal amount of the 2011 Notes, plus accrued interest, if any, from March 2, 2006 if settlement occurs after that date.

2016 Notes: 98.972% of the principal amount of the 2016 Notes, plus accrued interest, if any, from March 2, 2006 if settlement occurs after that date.

2036 Notes: 98.404% of the principal amount of the 2036 Notes, plus accrued interest, if any, from March 2, 2006 if settlement occurs after that date.

Annex I-4

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same day) funds

Time of Delivery:

10:30 a.m. (New York City time), March 2, 2006

Indenture:

Senior Debt Securities Indenture, dated as of November 15, 1998, as amended by an Amendment to Indenture, dated as of November 6, 2000, between the Company and The Bank of New York, as Trustee.

Maturity:

2009 Notes: March 2, 2009

2011 Notes: March 15, 2011

2016 Notes: March 15, 2016

2036 Notes: March 15, 2036

Interest Rate:

2009 Notes: 3 Month LIBOR Telerate plus 0.08%

2011 Notes: 5.250%

2016 Notes: 5.375%

2036 Notes: 5.800%

Interest Payment Dates:

2009 Notes: March 2, June 2, September 2 and December 2, commencing June 2, 2006.

2011 Notes, 2016 Notes and 2036 Notes: March 15 and September 15, commencing September 15, 2006.

Annex I-5

Redemption Provisions:

The 2011 Notes, 2016 Notes and 2036 Notes are redeemable by the Company at any time, in whole or in part, at the redemption prices described in the Prospectus Supplement. The 2009 Notes are not redeemable prior to maturity.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and location:

March 2, 2006, at 10:30 a.m. at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Minneapolis, Minnesota 55402.

Names and addresses of Representatives:

As to the 2009 Notes, 2011 Notes, 2016 Notes and 2036 Notes (and designated to act on behalf of the other Underwriters or other Representative):

J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Attn: High Grade Syndicate Desk - 8th floor

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attn: Office of General Counsel

Annex I-6

ANNEX II

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information

•	Pricing term sheet, dated February 27, 2006, relating to the 2009 Notes, as filed pursuant to Rule 433 under the Securities Act.

•	Pricing term sheet, dated February 27, 2006, relating to the 2011 Notes, as filed pursuant to Rule 433 under the Securities Act.

•	Pricing term sheet, dated February 27, 2006, relating to the 2016 Notes, as filed pursuant to Rule 433 under the Securities Act.

•	Pricing term sheet, dated February 27, 2006, relating to the 2036 Notes, as filed pursuant to Rule 433 under the Securities Act.

Annex II-1

Deloitte &Touche LLP

400 One Financial Plaza

120 South Sixth Street

Minneapolis, Minnesota 55402-1844

Tel: (612) 397-4000

Fax: (612) 397-4450

www.deloitte.com

ANNEX III

Draft Comfort Letter

Annex III-1

Annex IV-1

Pricing Term Sheet for 2009 Notes

Issuer:	UnitedHealth Group Incorporated
Ratings:	A2/A
Security Type:	SEC Registered
Size:	$650,000,000
Maturity:	March 2, 2009
Coupon:	3 Month LIBOR Telerate plus 0.08%
Price:	100% of face amount
Trade Date:	February 27, 2006
Interest Payment and Reset Dates:	March 2, June 2, September 2 and December 2, commencing June 2, 2006
Redemption:	Not redeemable prior to maturity
Settlement:	March 2, 2006 (T+3)
CUSIP:	91324PAN2
Joint Book-Running Managers:	J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Co-Managers:	Banc of America Securities LLC
BB&T Capital Markets, a division of Scott and Stringfellow, Inc.
BNY Capital Markets, Inc.
Fifth Third Securities, Inc.
Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.
KeyBanc Capital Markets, A Division of McDonald Investment Inc.
LaSalle Financial Services, Inc.
Lazard Capital Markets LLC
Lehman Brothers Inc.
Mellon Financial Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Keegan & Company, Inc.
NatCity Investments, Inc.
Piper Jaffray & Co.
PNC Capital Markets LLC
The Williams Capital Group, L.P.
Wachovia Capital Markets, LLC
Wells Fargo Brokerage Services, LLC
Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. at 1-212-834-4533 (collect) or Citigroup Global Markets Inc. at 1-877-858-5407 (toll free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex IV-1

Annex IV-2

Form of Pricing Term Sheet for 2011 Notes, 2016 Notes and 2036 Notes

Issuer:	UnitedHealth Group Incorporated
Ratings:	A2/A
Security Type:	SEC Registered
Size:	$
Maturity:	March , 20 ,
Coupon:	%
Price:	% of face amount
Yield to maturity:	%
[Spread to Benchmark Treasury:	%]
[Benchmark Treasury Spot and Yield:	%]
Trade Date:	February , 2006
Interest Payment Dates:	March and September , commencing September , 2006

Redemption Provisions:
Make-Whole Call:	At any time at a discount rate of Treasury plus [ ] basis points

Settlement:
CUSIP:	[ ]
Joint Book-Running Managers:	J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
[ ]
Co-Managers:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. at 1-212-834-4533 (collect) or Citigroup Global Markets Inc. at 1-877-858-5407 (toll free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex IV-2